                                                                                    EXHIBIT 10.1
JOINT DEVELOPMENT AND EXCLUSIVE OPTION AGREEMENT

This Joint Development and Exclusive Option Agreement (“Agreement”), effective as of the date signed by both parties (“Effective Date”), is entered into by and between

AVERY DENNISON CORPORATION, a Delaware corporation having an address and contact person at 150 North Orange Grove Boulevard, Pasadena, California (“Avery”) and

QUICK-MED TECHNOLOGIES, INC., a Nevada corporation having an address and contact person at 902 NW Fourth Street, Gainesville, Florida 32601 (Attention: Gerald Olderman, Vice President) (“Quick-Med”).

Avery and Quick-Med are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Avery and Quick-Med are interested in applying NIMBUS® and related Quick-Med antimicrobial technologies to adhesives for medical and other applications, Quick-Med and Avery desire to collaborate on such technology developments and applications, and if the contemplated technology developments and applications are successful, Quick-Med will enter into an exclusive license with Avery for NIMBUS® and related Quick-Med antimicrobial technologies for use in applications and products arising from the activities contemplated by this Agreement;

Now, therefore, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.     DEFINITIONS

1.1
“Quick-Med Antimicrobial Technology” shall mean technology utilizing advanced antimicrobial polymeric materials supplied by Quick-Med as NIMBUS® (Novel Intrinsically MicroBonded Utility Substrate), NimbuSorb™, and/or NimbuDerm™.

1.2	“Avery Adhesive Technology” shall mean the technology embodied in adhesives developed, manufactured and/or sold by Avery or its affiliates or subsidiaries.

1.3
“Confidential Information” shall mean information transmitted by either Party relating to compounds, products, formulations, specifications, manufacturing processes, uses, technical, testing, commercial, economic or business affairs, patent applications, know-how of Quick-Med or Avery, or other information that the disclosing party considers confidential, either in written form including electronic form and marked ‘CONFIDENTIAL’ or if disclosed orally or visually then reduced to writing within thirty (30) days after oral or visual disclosure and similarly marked.

1.4
Field” shall mean the application of Quick-Med Antimicrobial Technology to Avery Adhesive Technology for the purpose of controlling bacteria in (a) medical devices and other health care applications utilizing ***** of adhesive, and (b) any non-medical device or non-health care application utilizing ***** adhesives.

1.5	“Option” shall mean the right stated in Section. 3.1.

1.6	“Option Period” shall mean the time that the Option may be exercised by an “Option Notice” as stated in Section. 4.1 and shall expire on the date that is ***** after the last day of the Term.

1.7
“Term” shall mean the life of this Agreement, which shall commence on the Effective Date and remain in effect for six months, unless earlier terminated or otherwise extended in accordance with the provisions of this Agreement.

1.8	“Territory” shall mean Worldwide.

1.9	With respect to each Party, “People” shall mean its directors, officers, employees, consultants, advisors, and agents.

1.10	“MRSA” shall mean Methicillin-resistant Staphylococcus aureus

1.11	“VRE” shall mean Vancomycin-resistant Enterococcus

1.12	“MVTR” shall mean Moisture Vapor Transmission Rate.

1.13	“Joint Development Phase” shall mean the shorter of the Term, as defined in Section. 1.6 or the completion of Joint Development Program stated in Section. 2.3.

1.14	“Commercialization Phase” shall mean the term of the License Agreement provided for in Section 4.2, starting on the effective date thereof.

1.15	“Milestone Satisfaction Notice” shall mean any of the notices provided for in Section 2.2(b)(2).

1.16	“Joint Development Program” shall mean the program provided for in Section 2.1.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

1.17	“License Agreement Term Sheet” shall mean Exhibit A herein.

1.18	“Existing Intellectual Property” shall have the meaning set forth in Section 6.1.

1.19	“Quick-Med Owned Intellectual Property” shall have the meaning set forth in Section 6.2.

1.20	“Avery Owned Intellectual Property” shall have the meaning set forth in Section 6.3.

2.	DEVELOPMENT AND FUNDING OF DEVELOPMENT COSTS

2.1
Joint Development Activities.  Subject to the terms and conditions of this Agreement, Quick-Med and Avery will use commercially reasonable efforts during the Term to develop Quick-Med Antimicrobial Technology for use in the Field (the “Joint Development Program”).  The Parties will reasonably cooperate on such development.  During the Term, Avery will conduct one or more evaluations of adhesives treated with Quick-Med Antimicrobial Technology, and Quick-Med will provide basic microbiology analysis to determine the effectiveness of antimicrobial activity imparted thereto.

2.2	Milestones.

(a)
Milestone Objectives to be Completed.  In order to complete the Joint Development Program, the parties have agreed to collaborate and work together to satisfy each of the milestone objectives set forth in Section 2.2(d) below.

(b)	Satisfaction of Milestone Objectives.

(i)	Satisfaction of each of the milestone objectives shall be based upon successful completion of each of the criteria related to such milestone objective.

(ii)
At the point when Quick-Med believes all of the criteria related to a particular milestone objective have been completed, Quick-Med shall deliver written notice of such satisfaction to Avery (each, a “Milestone Satisfaction Notice”).

(iii)
Upon receiving such Milestone Satisfaction Notice, Avery shall review the milestone objective at issue along with all criteria related thereto and shall determine whether such milestone objective and all criteria related thereto have been adequately satisfied.

(iv)
  In the event that Avery is not reasonably satisfied that all criteria and/or the milestone objective have been adequately satisfied, it shall provide feedback to Quick-Med of issues necessary to be resolved prior to it being satisfied.

(v)
Upon satisfaction of such milestone objective and all criteria related thereto, Avery shall deliver written confirmation of its approval of the completion of such milestone objective, which shall not be unreasonably withheld.

(c)
Payment of Milestone Satisfaction Amounts.  Within seven (7) days of delivery by Avery of such written confirmation regarding the completion of a milestone objective, Avery shall pay to Quick-Med the amount set forth in the “Payment” column in Section 2.2(d) related to such milestone objective.

(d)	Milestone Objectives and Payment Schedule.

Milestone	Payment	Target
Execution of Joint Development Agreement by Avery and Quick-Med	$30,000	April 15, 2009
Review and evaluation of intellectual property related to Quick Med Antimicrobial Technology by Avery and Avery’s approval of such intellectual property to be determined within 90 days of the Effective Date. ***** log kill for MRSA and VRE after ***** minutes contact with Quick-Med adhesive	$30,000	July 15, 2009
***** log kill for MRSA and VRE after ***** hours contact with Quick-Med adhesive	$40,000	October 15, 2009

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

2.3           Specifications.  The Joint Development Program shall be deemed to be completed upon delivery of written notice by Avery to Quick-Med that the milestones set forth in Section 2.2(d) and the Specifications set forth below have been achieved by the Parties

Concentration	no more than ***** in the adhesive
Antimicrobial Efficacy:	●***** to ***** antimicrobial active in adhesive ● ***** log kill after ***** minutes for MRSA, VRE following ASTM 2180 ●***** log kill after ***** hours for MRSA, VRE following ASTM 2180
Safety:	●ISO10993 cytotoxicity ●ISO10993 sensitization ●ISO10993 irritation
Product Properties:	●Product must ***** ●Adhesion on skin after ***** hours measured at ***** must be at a minimum of ****** following Avery Dennison test method *****. ●MVTR must be above ***** measured using *****

In the event that the milestones set forth in Section 2.2(d) and the Specifications set forth above are not achieved prior to the expiration of the Term of this Agreement, the Term of this Agreement shall be extended until the shorter of (i) an additional six (6) month period of time or (ii) until such Specifications have been satisfied.

2.4	Contribution of the Parties.

(a)
Avery Participation.  Avery has expertise, facilities and research and production personnel which it is prepared to use in the Joint Development Program. Avery shall bring its knowledge, ideas and concepts concerning the Joint Development Program and its development objectives.  Avery will provide adhesive expertise and base adhesive materials as required to continue development from previous proof of principle as reviewed in May 7, 2008, status report.

(b)
Quick-Med Participation.  Quick-Med has expertise, facilities and research  personnel which it is prepared to use in the Joint Development Program.  Quick-Med shall bring its knowledge, ideas and concepts concerning the Joint Development Program and its development objectives.  Quick-Med will provide microbiological expertise and anti-microbial polymeric materials in the form of NIMBUS® (Novel Intrinsically MicroBonded Utility Substrate), NimbuSorb™, NimbuDerm™ and the like.

(c)
Facilities, Equipment and Materials.  Nothing in this Agreement shall be construed to require either Party to contribute to the purchase of any facilities, equipment or materials by the other Party in connection with the Joint Development Program.  Any such commitment shall be the subject of a separate agreement.

2.5	Consulting Work.

(a)
Joint Development Phase.  Whenever during the Joint Development Phase, either Party obtains consulting work from the other Party in connection with the development of the Quick-Med Antimicrobial Technology for use in the Field, each Party shall bear its own costs for its consulting time and any associated out-of-pocket expenses, unless previously agreed in writing.

(b)
Commercialization Phase.  To the extent that during the Commercialization Phase, Avery requires consulting work from Quick-Med for other work due to requests made by Avery (and accepted by Quick-Med), then the rate for such work shall be at $2,000 per day per person or fraction thereof at $250 per hour.  In addition, the reasonable out-of-pocket expenses for food, lodging, travel, and consumables incurred and for third party expenses (including, without limitation, independent third party consultants and laboratory expenses) incurred by Quick-Med will be separately billed as incurred and paid by Avery, subject to Avery’s approval of the expenses before they are incurred and the submission to Avery of evidence of such out-of-pocket expenses in form and substance reasonably satisfactory to Avery.  All invoices shall be paid within thirty (30) days of the date thereof.

2.6	Project Management.

(a)
Project Leaders.  Each of the parties agrees to appoint and keep in place during the term of this Agreement a Project Leader who will allocate such portion of his or her working time as may be reasonably necessary to facilitate the performance, on a timely basis and in accordance with any particular project plan, of such party's obligations under this Agreement or any particular project plan, design or development specification or other document contemplated hereby.  In addition, the Project Leader will: (i) be the central point of contact for all matters arising under this Agreement; (ii) oversee project management and the resource allocations hereunder; and (iii) have overall responsibility for the facilitation of the performance of the obligations of the parties contemplated hereby.  The Project Leaders for each respective party shall be the following individuals or their respective designated successors; provided, however, that it is the intent of the parties that the Project Leaders named below shall remain assigned to the alliance for the entire term of this Agreement:

Avery:                      Dr. Bart De Dier

Quick-Med:     Dr. Jerry Olderman

(b)
Meetings.  The Project Leaders agree to meet by phone or in person at least quarterly to review the overall progress of the projects contemplated hereunder and to provide overall supervision and oversight.  Such meetings shall be held at locations as the parties shall determine.

2.6.1	Reports. During the Term, Quick-Med will send monthly reports to Avery of its activities hereunder and provide weekly updates by telephone call.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

3.	GRANT OF OPTION

3.1
Quick-Med hereby grants to Avery and its affiliates and subsidiaries an exclusive option (the “Option”) during the Option Period to enter into a License Agreement that includes the essence of the terms stated in the Term Sheet set forth on Exhibit A herein (the “License Agreement Term Sheet”).

3.2
During the Term and Option Period, Quick-Med shall not, and shall not authorize or permit any of its affiliates or subsidiaries, or its or their respective officers, directors, employees, advisors, representatives or agents, directly or indirectly, to solicit, initiate, seek, discuss, encourage (including by way of furnishing information or assistance), or enter into any discussions, negotiations or agreement with a third party granting to such third party a license or other right in the Territory to use the Quick-Med Antimicrobial Technology to make, sell, offer or import products in the Field.

4.	EXERCISE OF OPTION

4.1
Avery may exercise the Option by sending Quick-Med written notice (the “Option Notice”) of such exercise any time between the date of execution of this Agreement and the expiration of the Option Period.

4.2
Upon Quick-Med’s receipt of the Option Notice, the parties, acting reasonably and in good faith, shall develop and execute a License Agreement ***** that includes the essence of the terms stated in the License Agreement Term Sheet. The License Agreement shall be dated with the date of the Option Notice. Upon execution and delivery of signed originals of the License Agreement to each other, the License Agreement shall thereupon become retroactively effective.

4.3
If Avery fails to exercise the Option prior to the expiration of the Option Period, this Agreement and all rights granted hereunder (not including any rights related to any intellectual property), including without limitation the Option, shall immediately terminate and neither Party shall have any further obligation to the other except to the extent such obligation was incurred prior to the effective date of such termination.

5.  CONFIDENTIALITY

5.1
Each Party acknowledges that, in furtherance of this Agreement, it may wish to disclose to the other Party certain “Confidential Information,” namely business, technical or other information that the disclosing Party considers confidential.

5.2
Each Party shall maintain in confidence any and all Confidential Information of the other Party.  Each Party further agrees that it shall not use or disclose to any third party, for any purpose not authorized under this Agreement, any Confidential Information, except that either party may disclose Confidential Information under a similar obligation of confidentiality and non-use on a need-to-know basis to its People.  Each Party agrees and warrants that it shall inform each of its People having access to any Confidential Information of the other Party of its obligations of confidentiality hereunder.

5.3	Upon termination of this Agreement (unless the Option is exercised and/or a License Agreement becomes effective), each Party shall:

(a)	return to the other Party Confidential Information received from the other in tangible form, and

(b)
certify to the other Party that is has, to the fullest extent reasonably practicable, expunged from any computers and other electronic storage devices in its custody or control any Confidential Information of the other Party.

5.4	Each Party shall be relieved of its obligations under Sections 5.1 – 5.3 with respect to any Confidential Information which:

(a)	was already known to the receiving Party as demonstrated by the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)	was generally available or known to the public at the time of its disclosure to the receiving Party as demonstrated by the receiving Party;

(c)	became generally available or known to the public after its disclosure through no fault attributable to the receiving Party as demonstrated by the receiving Party; or

(d)
was disclosed to the receiving Party by a third party who had no obligation to the disclosing Party or another party not to disclose such information to others as demonstrated by the receiving Party; or

(e)	was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party as demonstrated by the receiving Party.

5.6
In addition to the foregoing, nothing in this Agreement shall restrict either Party from disclosing Confidential Information pursuant to an order issued by a court or administrative agency of competent jurisdiction, or other valid and binding court-ordered discovery, or if specifically obligated to make such disclosure under any law, regulation or rule (including without limitation under any applicable securities laws), in the reasonable opinion of its legal counsel, but only to the extent so ordered or required, provided, however, that the Party so ordered or required shall notify the other Party, in writing, of such action, legal requirement or order soon enough to permit adequate time for response by the affected Party, if available.  The receiving Party shall provide all reasonable assistance, at the disclosing Party’s expense and direction, in opposing such disclosure order.

5.7
Notwithstanding the foregoing, this Agreement and the contents hereof may be disclosed by either Party to its actual or potential investors and their representatives in a private financing transaction, or to actual or potential acquirers or targets and their representatives in an acquisition transaction; provided that such investors, acquirers or targets and their representatives agree to keep the Confidential Information confidential and not use it for any purpose not authorized under this Agreement.

5.8
All disclosures hereunder shall be completed not later than the Term of the Agreement.  All obligations of confidentiality and non-use created by this Agreement shall survive the termination or expiration of this Agreement and shall expire five (5) years following the Effective Date.

5.9
Avery and Quick-Med have entered into a joint research agreement as defined in 35 U.S.C. § 103(c)(3) and which satisfies the requirements of The Cooperative Research and Technology Enhancement (CREATE) Act of 2004.  Should a Party at any time intend to seek a benefit under the CREATE Act with regard to any U.S. patent application in its control and filed under this Agreement, then that Party shall so notify the other Party and give the other Party an opportunity to negotiate in good faith the terms of such an action.  Each Party recognizes that obtaining a benefit under the CREATE Act would involve disclosing to the United States Patent and Trademark Office (“USPTO”) certain of the other Party’s otherwise confidential information, which may become a matter of public record, and that filing by one Party of a disclaimer pursuant to the CREATE Act with respect to a patent owned by the other Party could limit the other Party’s right to enforce its patent independently.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

6.           INTELLECTUAL PROPERTY

6.1
Existing Intellectual Property.  All intellectual property (whether or not patentable) owned by either party as of the Effective Date including, without limitation, ideas, concepts, know-how, trade secrets, inventions, discoveries, processes, methods, compositions, formulae, information, data, developments and improvements, patent applications, patents, copyrights and designs (“Existing Intellectual Property”) shall remain the property of that party.

6.2
Quick-Med Ownership.  Quick-Med shall retain sole and exclusive ownership of all Quick-Med Antimicrobial Technology, as well as any improvements or modifications thereto related to antimicrobial functionality developed during the Joint Development Program (“Quick-Med Owned Intellectual Property”). For the avoidance of doubt, Quick-Med Owned Intellectual Property shall not include any intellectual property related to the formulation, production or use of adhesives that may be developed during the Joint Development Program, including but not limited to Avery Adhesive Technology.

6.3
Avery Ownership.  Avery shall retain sole and exclusive ownership of all Avery Adhesive Technology, as well as any improvements or modifications thereto related to the formulation, production or use of adhesives developed during the Joint Development Program (“Avery Owned Intellectual Property”). For the avoidance of doubt, Avery Owned Intellectual Property shall not include any intellectual property related to antimicrobial functionality that may be developed during the Joint Development Program, including but not limited to Quick-Med Antimicrobial Technology.

6.4
Except as specifically set forth in this Agreement, nothing herein shall be construed to grant one party any licenses, expressed or implied, or any other rights in the Quick-Med Antimicrobial Technology or Avery Adhesive Technology to the other party, or any other technology or information of either party, other than the right of Option stated in Section. 3.1 of this Agreement

6.5
Patent Filing for Avery Owned Intellectual Property.  The filing, prosecution and payment for patent applications covering Avery Owned Intellectual Property developed under this Agreement shall be solely within the discretion of Avery.  However, Avery shall submit each such patent application to Quick-Med for review and approval before it is filed to ensure that Quick-Med’s Confidential Information is not being disclosed without permission.  If Quick-Med reasonably determines that such application discloses its Confidential Information (or other information from which its Confidential Information may be inferred or deduced) to the prejudice of Quick-Med’s future patent filings or trade secrets, it shall within thirty (30) days of its receipt of the proposed patent application notify Avery in writing of its objections to such disclosure. The parties shall thereafter work together to ensure that such patent application is rewritten so as adequately to protect the interests of both parties.

6.6
Patent Filing for Quick-Med Owned Intellectual Property.  The filing, prosecution and payment for patent applications covering Quick-Med Owned Intellectual Property developed under this Agreement shall be solely within the discretion of Quick-Med.  However, Quick-Med shall submit each such patent application to Avery for review and approval before it is filed to ensure that Avery’s Confidential Information is not being disclosed without permission.  If Avery reasonably determines that such application discloses its Confidential Information (or other information from which its Confidential Information may be inferred or deduced) to the prejudice of Avery’s future patent filings or trade secrets, it shall within thirty (30) days of its receipt of the proposed patent application notify Quick-Med in writing of its objections to such disclosure. The parties shall thereafter work together to ensure that such patent application is rewritten so as adequately to protect the interests of both parties.

6.7
In the event of any disagreement as to what is included in Quick-Med Owned Intellectual Property or Avery  Owned Intellectual Property, the parties shall conduct a mediation-arbitration procedure as follows.  First the parties shall appoint a mediator having expertise in intellectual property and chemical technology and shall agree on the timing and location of a mediation session.  If the parties fail so to agree, then they shall follow the Commercial Mediation Procedures of the American Arbitration Association.  If the mediation fails to settle the matter, then the parties shall follow the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, using a panel of three (3) arbitrators (one selected by Quick-Med, one selected by Avery and one selected by the two previously selected arbitrators) having expertise in intellectual property and chemical technology.  Judgment upon the award entered by the arbitrator panel may be entered in any court having jurisdiction thereof.

7.           REPRESENTATIONS AND WARRANTIES

7.1	Avery’s Representations and Warranties. Avery represents and warrants to Quick-Med as follows:

(a)
Avery owns or possesses the necessary rights, title and licenses necessary to perform its obligations hereunder.  Avery has the right to enter into this Agreement and to perform its obligations hereunder.

(b)
Avery has no agreements with any third party or commitments or obligations that materially conflict with its obligations under this Agreement.  During the term of this Agreement, Avery will not enter into any agreement, commitment or obligation that materially conflicts with its obligations under this Agreement.

(c)
Avery has or will obtain from its employees, agents and consultants who perform work in accordance with the Joint Development Program a valid and sufficient written agreement vesting ownership of all their discoveries, improvements and ideas in Avery.

(d)
Avery will use reasonable efforts to satisfy its respective duties and provide the deliverables for each effective project; provided, however, that Avery makes no representations or warranties that it will be able successfully to complete its assigned duties or deliverables.

7.2	Quick-Med’s Representations and Warranties. Quick-Med represents and warrants to Avery as follows:

(a)
Quick-Med owns or possesses the necessary rights, title and licenses necessary to perform its obligations hereunder.  Quick-Med has the right to enter into this Agreement and to perform its obligations hereunder.

(b)
Quick-Med has no agreements with any third party or commitments or obligations that materially conflict with its obligations under this Agreement.  During the term of this Agreement, Quick-Med will not enter into any agreement, commitment or obligation that materially conflicts with its obligations under this Agreement.

(c)
Quick-Med has or will obtain from its employees, agents and consultants who perform work in accordance with the Joint Development Program a valid and sufficient written agreement vesting ownership of all their discoveries, improvements and ideas in Quick-Med.

(d)
Quick-Med will use reasonable efforts to satisfy its respective duties and provide the deliverables for each effective project; provided, however, that Quick-Med makes no representations or warranties that it will be able successfully to complete its assigned duties or deliverables.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

8.           TERMINATION

8.1	This Agreement shall terminate six (6) months from the Effective Date, unless terminated for cause or extended pursuant to Section 2.3.

8.2	Either Party may terminate this Agreement for cause upon any material breach of this Agreement by the other Party that is not cured within thirty (30) days after written notice thereof by the non-breaching Party. The effective date of such termination shall be thirty (30) days after delivery of such notice.

8.3	All rights and obligations applicable under this Agreement through the effective date of termination shall continue to apply until such date irrespective of any delivery of notice of termination.

8.4
If this Agreement is terminated and Avery does not enter into a royalty-bearing license in the Territory to use the Quick-Med Antimicrobial Technology to make, have made, sell, offer, or import products in the Field, Avery will discontinue its use of materials incorporating Quick-Med Antimicrobial Technology and will, upon direction of Quick-Med, return or destroy any remaining samples of such materials and any thermoplastics, medical devices, and other products derived therefrom.  Quick-Med will return to Avery or destroy any samples, including without limitation, adhesive samples, received from Avery.

8.5
If this Agreement is cancelled by Quick-Med any time after the sign-on payment for any reason other than material breach of this Agreement by Avery, all technology developed theretofore as a result of this Joint Development Program, including, without limitation, the Quick-Med Antimicrobial Technology required to enable the technology developed hereunder will immediately be licensed royalty-free to Avery for use in the Field.

8.6
Termination of this Agreement shall not relieve either Party of any obligation accruing prior to such termination.  The provisions of Sections 3, 4, 5, 6, 9, 10, 11, this Section 8, Section 12.8 and Section 12.9 shall survive the termination of this Agreement.

9.           DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1
NEITHER AVERY NOR QUICK-MED SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO EACH OTHER OR THEIR RESPECTIVE AFFILIATES FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PRODUCTION TIME, PROFITS, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OF THIS AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF (I) BREACH OF THIS AGREEMENT OR (II) THE FAILURE BY EITHER PARTY TO DEVELOP ANY PRODUCTS OR PROCESSES IN ACCORDANCE WITH THE JOINT DEVELOPMENT PROGRAM.  THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY.

9.2
AVERY ACKNOWLEDGES THAT THE DEVELOPMENT ACTIVITIES ARE   EXPERIMENTAL IN NATURE AND THAT QUICK-MED MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO QUICK-MED ANTIMICROBIAL TECHNOLOGY, OR ANY DATA, PRODUCTS OR OTHER RESULTS OF THE DEVELOPMENT ACTIVITIES HEREUNDER.

9.3
QUICK-MED ACKNOWLEDGES THAT THE DEVELOPMENT ACTIVITIES ARE EXPERIMENTAL IN NATURE AND THAT AVERY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO AVERY ADHESIVE TECHNOLOGY, OR ANY DATA, PRODUCTS OR OTHER RESULTS OF THE DEVELOPMENT ACTIVITIES HEREUNDER.

10.                      PUBLICITY

Except as required by law, regulation or rule, both Parties agree not to use the name of the other, nor of any member of the other’s personnel, in any publicity, advertising, or news release without the prior written approval of the other Party, which shall not be unreasonably withheld or delayed.

11.           NOTICES

All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses or to such other address or telecopy number as shall be specified in writing by the intended recipient of such notice:

           If to Avery:

Avery Dennison Corporation
c/o Avery Dennison Belgie N.V.
Specialty Tape Division - Europe
Tieblokkenlaan 1
B-2300 Turnhout
Belgium
Attention:  Kevin E. Young, Vice President and General Manager, Specialty Tape Division
Facsimile: +(32) 14 40 48 55

           With copy to:

Avery Dennison Corporation
150 North Orange Grove Blvd.
Pasadena, California 91103
Attention:  Senior Corporate Counsel
Facsimile:  +1- 626-304-2071

           If to Quick-Med:

Quick-Med Technologies, Inc.
Attn: Gerald Olderman, Vice President, Research & Development
902 NW Fourth Street
Gainesville, Florida 32601
U.S.A.
Facsimile: +1-352-379-1099

With a copy to:

Nam H. Nguyen
Chief Financial Officer
Quick-Med Technologies, Inc.
160 W. Camino Real # 238
Boca Raton, FL 33432
U.S.A.
        Facsimile: +1- 561-416-1390

Either party may change its mailing address by written notice to the other party in accordance with this Section 11.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

12.           MISCELLANEOUS

12.1
This Agreement embodies the entire understanding of the parties and supersedes all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof; provided that the License Agreement shall supersede this Agreement upon becoming effective as set forth herein.

12.2	No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by each Party’s duly authorized representative.

12.3
Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

12.4
If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Party deems any provision to be contrary to any law, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect.  To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties’ original intent.

12.5
The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

12.6
Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

12.7
Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Avery and Quick-Med any rights, remedies or other benefits under or by reason of this Agreement.

12.8
The relationship between the Parties is that of independent contractors.  The Parties are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties.  Neither Party has the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

12.9	This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflicts of law principles thereof.

12.10	The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed:

	AVERY DENNISON CORPORATION	QUICK-MED TECHNOLOGIES, INC.
Signature	/s/ Kevin E. Young	/s/ J Ladd Greeno
Name	Kevin E. Young	J. Ladd Greeno
Position	Vice President / General Manager	C.E.O.
Date	April 17, 2009	April 15, 2009

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT A

Avery-Quick-Med License Agreement
Agreed Terms

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***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.